The Victory Bancorp, Inc.

Consolidated Financial Statements

March 31, 2026

The Victory Bancorp, Inc.

Contents

Consolidated Financial Statements

Consolidated Balance Sheet 2

Consolidated Statement of Income 3 - 4

Consolidated Statement of Comprehensive Income 5

Consolidated Statement of Stockholders’ Equity 6

Consolidated Statement of Cash Flows 7

Notes to Consolidated Financial Statements 8 - 35

The Victory Bancorp, Inc.

Consolidated Balance Sheet
(in thousands, except share and per share data)

March 31,	2026

Assets
Cash and due from banks	$17,553
Federal funds sold	3,000

Cash and cash equivalents	20,553

Securities available-for-sale, at fair value	8,261
Securities held-to-maturity (fair value $7,344 at March 31, 2026)	7,393
Loans receivable, net of allowance for credit losses ($3,434 at March 31, 2026)	406,000
Premises and equipment, net	3,196
Restricted investment in bank stocks	1,452
Accrued interest receivable	1,591
Bank owned life insurance	6,128
Other assets	3,246

Total Assets	$457,820

Liabilities and Stockholders’ Equity

Liabilities
Deposits:
Non-interest bearing	$71,161
Interest-bearing	338,060

Total Deposits	409,221

Borrowings	-
Subordinated debt	17,392
Accrued interest payable and other liabilities	1,041

Total Liabilities	427,654
Stockholders’ Equity
Common stock, $1 par value; authorized 10,000,000 shares; issued and outstanding were 2,142,269 shares at March 31, 2026	2,142
Surplus	15,800
Retained earnings	12,540
Accumulated other comprehensive loss	(316)

Total Stockholders’ Equity	30,166

Total Liabilities and Stockholders’ Equity	$457,820

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Consolidated Statement of Income
(in thousands, except share and per share data)

For the Three Months Ended March 31,	2026

Interest Income
Interest and fees on loans	$6,799
Interest on investment securities	368
Other interest income	(40)

Total Interest Income	7,127

Interest Expense
Deposits	2,725
Borrowings	472

Total Interest Expense	3,197

Net interest income	3,930

Provision for Credit Losses	(21)

Net Interest Income After Provision for Credit Losses	3,951

Non-Interest Income
Service charges and activity fees	162
Net gains on sales of loans	-
Other income	(632)

Total Non-Interest Income	(470)

Non-Interest Expenses
Salaries and employee benefits	2,029
Merger related expenses
Salaries and employee benefits	3,933
Legal and professional fees	764
Occupancy and equipment	193
Legal and professional fees	61
Advertising and promotion	2
Loan expenses	15
Data processing costs	373
Supplies, printing and postage	32
Telephone	14
Entertainment	18
Mileage and tolls	16
Insurance	18
FDIC insurance premiums	68
Dues and subscription	19
Shares tax	108
Other	91

Total Non-Interest Expense	7,754

Loss before income taxes	(4,273)

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Consolidated Statement of Income
(in thousands, except share and per share data)

For the Three Months Ended March 31,	2026

Income Taxes	(899)

Net Loss Available to Common Shareholders	$(3,374)

Basic earnings per common share	$(1.68)
Diluted earnings per common share	$(1.68)

Weighted Average Common Shares Outstanding:
Basic	2,011,466
Diluted	2,011,466

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Consolidated Statement of Comprehensive Income
(in thousands)

For the Three Months Ended March 31,	2026

Net Loss	$(3,374)

Other Comprehensive Income
Unrealized holding gain (loss) arising on securities available-for-sale	(171)
Tax effect	36
Net loss on the sale of investment securities available-for-sale	719
Tax effect	(151)

Other comprehensive income (loss)	433

Total Comprehensive Loss	$(2,941)

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Consolidated Statement of Stockholders’ Equity

(in thousands, except per share data)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Total

Balance, December 31, 2025	$1,999	$14,945	$16,047	$(749)	$32,242

Comprehensive Loss
Net loss	-	-	(3,374)	-	(3,374)
Other comprehensive income	-	-	-	433	433

Cash dividends on common stock of $0.065 per share			(133)		(133)

Share based compensation expense	6	120	-	-	126

Exercise of stock options	137	735	-	-	872

Balance, March 31, 2026	$2,142	$15,800	$12,540	$(316)	$30,166

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Consolidated Statement of Cash Flows

(in thousands)

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Consolidated Statement of Cash Flows

(in thousands)

For the Three months Ended March 31,	2026

Cash Flows from Operating Activities
Net loss	$(3,374)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	(21)
Depreciation and amortization	58
Stock-based compensation	126
Deferred income tax benefit, net of change in valuation allowance	(1,009)
Net accretion of investment securities	(19)
Realized losses on sale of investment securities	719
Earnings on bank owned life insurance	(47)
Amortization of debt issuance costs	16
Change in:
Accrued interest receivable	-
Other assets	(1,057)
Accrued interest payable	174
Other liabilities	(841)

Net Cash Used In Operating Activities	(5,275)

Cash Flows from Investing Activities
Available-for-sale securities:
Proceeds from sales	19,106
Proceeds from maturities, calls and principal pay downs	1,666
Held-to-maturity securities:
Proceeds from maturities, calls, and principal pay downs	219
Net increase in loans	(9,682)
Purchase of restricted stock	(763)
Proceeds from sale of restricted stock	871

Net Cash Provided By Investing Activities	11,417

Cash Flows from Financing Activities
Net decrease in deposits	(2,960)
Exercise of stock options	872
Cash dividends on common stock	(133)

Net Cash Used In Financing Activities	(2,221)

Net increase (decrease) in cash and cash equivalents	3,921

Cash and Cash Equivalents, Beginning	16,632

Cash and Cash Equivalents, Ending	$20,553

Supplementary Cash Flows Information
Income taxes paid	$200
Interest paid	3,007

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements of The Victory Bancorp, Inc. (the “Corporation”) are prepared on the accrual basis and include the accounts of The Victory Bancorp, Inc. and its wholly-owned subsidiary, The Victory Bank (the “Bank”), together referred to as the “Bank”. All significant intercompany accounts and transactions have been eliminated from the accompanying consolidated financial statements.

In preparing these consolidated financial statements, the Bank evaluated the events and transactions that occurred from March 31, 2026, through August 7, 2026, the date these consolidated financial statements were available for issuance.

Organization and Nature of Operations

The Victory Bancorp, Inc. is a registered bank holding company, which owns 100% of the outstanding capital stock of The Victory Bank. The Corporation was incorporated under the laws of the State of Pennsylvania in 2009 for the purpose of serving as The Victory Bank’s holding company. The holding company structure provides flexibility for growth through expansion of core business activities and access to varied capital raising operations. The Corporation’s primary business activity consists of ownership of all of the outstanding stock of The Victory Bank. As of March 31, 2026, the Corporation had 293 common stockholders of record.

The Bank is a Pennsylvania chartered commercial bank which was chartered in January 2008. The Bank operates a full-service commercial and consumer banking business in Montgomery County, Pennsylvania. The Bank’s focus is on small- and middle-market commercial and retail customers. The Bank originates secured and unsecured commercial loans, commercial mortgage loans, consumer loans and construction loans and does not make subprime loans. The Bank also offers revolving credit loans, small business loans and automobile loans. The Bank offers a variety of deposit products, including demand and savings deposits, regular savings accounts, investment certificates and fixed-rate certificates of deposit. As a state-chartered bank, the Bank is subject to regulation of the Pennsylvania Department of Banking and Federal Deposit Insurance Corporation.

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses, the fair value of financial instruments, and the valuation of deferred tax assets.

Significant Group Concentrations of Credit Risk

Most of the Bank’s activities are with customers located within Montgomery County, Pennsylvania. Note 4 discusses the types of lending that the Bank engages in. Although the Bank has a diversified loan portfolio, its borrowers’ ability to honor their contracts is influenced by the economy of Montgomery County and the surrounding areas.

The Bank monitors potential concentrations of loans to particular borrowers or groups of borrowers, industries, and geographic regions. The Bank also monitors exposures to credit risk that could arise from potential concentrations of lending products and practices such as loans that subject borrowers to substantial payment increases (e.g., principal deferral periods, loans with initial interest-only periods, etc.) and loans with high loan to value ratios. Additionally, there are industry practices that could subject the Bank to increased credit risk should economic

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

conditions change over the course of a loan’s life. For example, the Bank makes variable rate loans and fixed rate principal-amortizing loans with maturities prior to the loan being fully paid (i.e., balloon payment loans). These loans are underwritten and monitored to manage the associated risks. The Bank has determined that there is no concentration of credit risk associated with its lending policies or practices.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold, all of which mature within ninety days. Generally, federal funds are sold for one day periods.

Securities

Management determines the appropriate classification of debt investment securities at the time of purchase and re-evaluates such designation as of each consolidated balance sheet date. As of March 31, 2026, the Bank’s investment portfolio contained available-for-sale and held-to-maturity investment securities.

Investment securities that are classified as available-for-sale are stated at fair value. Unrealized gains and losses on investment securities classified as available-for-sale are excluded from results of operations and are reported as other comprehensive income or loss, a separate component of stockholders’ equity, net of taxes. Investment securities classified as available-for-sale include investment securities that may be sold in response to changes in interest rates, changes in prepayment risks or for asset/liability management purposes.

Investment securities which the Bank has the intent and ability to hold until maturity are classified as held-to-maturity and are recorded at cost, adjusted for amortization of premiums and accretion of discounts.

The cost of investment securities is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization or accretion recorded as adjustments to interest and dividends are included in interest income from investments using the interest method. Realized gains and losses are included in gains (losses) on sales of investment securities in the consolidated statement of income. Gains and losses on the sale of securities are recorded on the trade date and are determined based on the specific-identification method.

The investment portfolio is classified into the following major security types: Corporate bonds, Collateralized mortgage obligations, U.S. agency securities, and State and municipal securities.

All corporate bonds and state and municipal securities undergo an initial and ongoing credit analysis. The analysis includes the review of various financial and demographic information. All securities have a minimum evaluation rating of “A” or higher.

All collateralized mortgage obligations held by the Bank are guaranteed by Ginnie Mae, a U.S. government agency, or a government sponsored enterprise (GSEs) Fannie Mae or Freddie Mac. These securities along with U.S. agency securities are explicitly guaranteed by the U.S. government or guaranteed by the GSEs that have credit ratings and perceived credit risk comparable to the U.S. government, are highly rated by major rating agencies, and have a history of no credit losses.

For available-for-sale debt securities with an unrealized loss position, the Bank will determine whether it has the intent to sell the debt security or whether it is more likely than not it will be required to sell the debt security before the recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income with the establishment of an allowance under CECL. For available-for-sale debt securities that do not meet the criteria, the Bank evaluates whether any decline in fair value is due to credit loss factors. In making this assessment, management considers any changes to the rating of the security by a rating agency and adverse conditions specifically related to the

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security is compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit loss is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for credit losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan. Premiums and discounts on purchased loans are amortized as adjustments to interest income using the effective yield method.

The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90-days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. Past due status is based on contractual terms of the loan. A loan is considered to be past due when a scheduled payment has not been received 30 days after the contractual due date.

When a loan is placed on nonaccrual status, unpaid interest is reversed against interest. The amount of accrued interest reversed against interest income totaled $0 for the three months ended March 31, 2026. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time (generally six months) and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

The Bank’s loan receivable portfolio is comprised of commercial and consumer loans. Commercial loans consist of the following classes: agriculture, commercial, construction and commercial real estate. Consumer loans consist of the following classes: consumer and residential real estate.

A description of the risk characteristics for each class is included below:

Agriculture loans include loans originated for various purposes secured by farmland, including farm residential and other improvements. Risks associated with these loans generally relate to the uncertainty associated with the borrower’s ability to successfully raise and market the commodity. Adverse weather conditions and other natural perils can dramatically affect production and ability to service debt. Production problems may also cause unbudgeted expenses that reduce profitability or even result in losses. Unexpected expenses may occur because of increased production or harvesting costs caused by inclement weather, higher transportation or fertilization costs caused by market disruption, feed shortages, etc. Business cycles longer than one year (e.g., vineyards, orchards, and some livestock operations) may increase the risk of unexpected expenses. Volatile commodity prices present another risk as well as changes in government policies.

The Bank’s credit policies determine advance rates against the different forms of collateral that can be pledged against commercial and commercial real estate loans. Typically, the majority of loans will be limited to a percentage of their underlying collateral values such as real estate values, equipment, eligible accounts receivable and inventory. Individual loan advance rates may be higher or lower depending upon the financial strength of the borrower and/or term of the loan. The assets financed through commercial loans are used within the business for its ongoing operation. Repayment of these kinds of loans generally comes from the cash flow of the business or the

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

ongoing conversions of assets. Commercial real estate loans include long-term loans financing commercial properties. Repayment of this kind of loan is dependent upon either the ongoing cash flow of the borrowing entity or the resale of or lease of the subject property. Commercial real estate loans typically require a loan to value ratio of not greater than 80% and vary in terms.

Consumer loans include installment loans, car loans, and overdraft lines of credit. The majority of these loans are unsecured. Risks associated with other consumer loans tend to be greater due to unsecured position or the rapidly depreciating nature of the underlying assets.

Construction loans are generally considered to involve high risk due to the concentration of principal in a limited number of loans and borrowers and the effects of general economic conditions on developers and builders. Moreover, a construction loan can involve additional risks because of the inherent difficulty in estimating both a property’s value at completion of the project and the estimated cost (including interest) of the project. The nature of these loans is such that they are generally difficult to evaluate and monitor.

Residential real estate loans consist of single-family, equity line of credit, and other residential loans. Single-family mortgage loans include permanent conventional mortgage loans secured by single-family residences located within our primary market area. Credit approval for residential real estate loans requires demonstration of sufficient income to repay the principal and interest and the real estate taxes and insurance, stability of employment and an established credit record. Repayment of these loans is dependent on general economic conditions and unemployment levels in the Bank’s market area.

Allowance for Credit Losses

The allowance for credit losses (“allowance”) represents management’s estimate of losses inherent in the loan portfolio as of the balance sheet date and is recorded as a reduction to loans. The allowance is increased by the provision for credit losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. The Bank has elected to not estimate an allowance for credit losses on accrued interest receivable, as it already has a policy in place to reverse or write-off accrued interest in a timely manner.

The estimate of expected credit losses is based on relevant information about historical events, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amounts. The Bank uses current loan data and loss history, calculates the weighted average remaining maturity in each loan category, and utilizes leading economic indicators to provide a forward-looking feature. The Bank then takes that information, adds custom qualitative factors and specific reserves tied to collateral dependent loans to calculate its allowance for credit losses.

The historical loss rate for the loan portfolio is determined by pooling loans into groups sharing similar risk characteristics and tracking historical net charge offs to calculate the historical loss rate.

The Bank also incorporates a reasonable and supportable loss forecast period to account for the effect of forecasted economic conditions and other factors on the performance of the loan portfolio which could differ from historical loss experience. Forward looking adjustments consider macro-economic indicators. The Bank generally utilizes a forecast period ranging over 12 - 24 months. For the contractual term that extends beyond the forecast period, the Bank immediately reverts to historical loss rates.

The Bank uses several qualitative factors to supplement the other elements of its allowance for credit losses calculation under CECL. These qualitative factors are intended to estimate losses that differ from actual historical loss experience. Relevant factors included, but are not limited to, economic trends and conditions such as regional

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

unemployment, experience and depth of lending staff, trends in delinquencies, trends in collateral values, and results of loan reviews and loan-related audits. Although the estimation of credit losses can be somewhat subjective, the application of such qualitative factors must be reasonable and supportable.

Collateral dependent loans are those loans that are non-accruing and on which the borrowers cannot demonstrate the ability to make and are not making regularly scheduled loan payments, thereby making repayment of the loan dependent upon the operation or sale of the collateral securing the loan. Collateral dependent loans are evaluated individually as they do not share similar risk characteristics with other loans and are removed from their respective homogeneous pools. Under CECL, for collateral dependent loans, the Bank has adopted the practical expedient to measure the allowance for credit losses based on the fair value of the collateral.

The Bank's policy is to obtain third-party appraisals on any significant pieces of collateral held on collateral dependent loans. For such loans secured by real estate, the Bank's policy is to estimate the allowance by discounting the appraised value by 20%, which considers estimated selling costs and additional discounts estimated to be incurred in a sale. For real estate collateral that is considered special- or limited-purpose or in industries that are undergoing heightened stress, the Bank may further discount the collateral values. For non-real estate collateral secured loans, the Bank generally discounts values by 0%-50% depending on the nature and marketability of the collateral. This provides for selling costs and liquidity discounts that are usually incurred when disposing of non-real estate collateral.

Modifications to borrowers experiencing financial difficulty may include interest rate reductions, principal or interest forgiveness, forbearances, term extensions, and other actions intended to minimize economic loss and to avoid foreclosure or repossession of collateral.

The Bank maintains an allowance for credit losses for lending-related commitments such as unfunded loan commitments and letters of credit. The Bank estimates expected credit losses over the contractual period in which the Bank is exposed to credit risk via a contractual obligation to extend credit unless that obligation is unconditionally cancellable by the Bank. The allowance for lending-related commitments on off-balance sheet credit exposures is adjusted as a provision for credit losses. The estimate includes consideration of the likelihood that funding will occur, which is based on a historical funding study derived from internal information, and an estimate of expected credit losses on commitments expected to be funded over its estimated life, which are the same loss rates that are used in computing the allowance for credit losses on loans and discussed previously in Note 1. The allowance for credit losses for unfunded loan commitments of $65,000 at March 31, 2026, was separately classified on the Consolidated Balance Sheet within other liabilities.

Transfers of Financial Assets

Transfers of financial assets, including loan and loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership; (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity, and (4) transfers that do meet the criteria to be accounted for as sales are accounted for a secured borrowings.

Premises and Equipment

Premises (including leasehold improvements) and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over the estimated useful lives and amortization of leasehold improvements is computed over the shorter of the estimated useful life or lease term of the related assets.

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

Restricted Investment in Bank Stocks

Restricted investment in bank stocks, which represents required investments in the common stock of correspondent banks, is carried at cost, and consists of $60,000 common stock of the Atlantic Community Bankers Bank (“ACBB”) at March 31, 2026, Federal Home Loan Bank of Pittsburgh (“FHLB”) stock totaling $781,000 at March 31, 2026, and Federal Reserve Bank (“FRB”) stock of $611,000 at March 31, 2026.

Management considers whether these long-term investments are impaired based on the ultimate recoverability of the cost basis rather than by recognizing temporary declines in value. Management believes no impairment has occurred related to these investments at March 31, 2026.

Bank Owned Life Insurance

The Bank is the owner and beneficiary of life insurance policies on certain employees and directors. The life insurance investment is carried at the cash surrender value of the underlying owned policies. The increase in the cash surrender value is recognized as a component of non-interest income. The policies can be liquidated, if necessary, with tax costs associated. However, the Bank intends to hold these policies and, accordingly, the Bank has not provided for deferred income taxes on the earnings from the increase in cash surrender value.

Income Taxes

Income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Corporation determines deferred income taxes using the asset and liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax basis of assets and liabilities, net operating loss carryforwards, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense (benefit) results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of the evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Corporation evaluates the carrying amount of its deferred tax assets on a quarterly basis or more frequently, if necessary, in applying the criteria set forth therein to determine whether it is more likely than not (i.e., a likelihood of more than 50%) that some portion, or all, of the deferred tax asset will not be realized within its life cycle, based on the weight of available evidence. If management makes a determination based on the available evidence that it is more likely than not that some portion or all of the deferred tax assets will not be realized in future periods, a valuation allowance is calculated and recorded. These determinations are inherently subjective and dependent upon estimates and judgments concerning management’s evaluation of both positive and negative evidence.

In conducting the deferred tax asset analysis, the Corporation believes it is important to consider the unique characteristics of an industry or business. In particular, characteristics such as business model, level of capital and reserves held by financial institutions and their ability to absorb potential losses are important distinctions to be considered for bank holding companies like the Corporation. Most importantly, it is also important to consider that net operating losses for federal income tax purposes can generally be carried forward for a period of twenty years. In order to realize deferred tax assets, the Corporation must generate sufficient taxable income in such future years.

In assessing the need for a valuation allowance, the Corporation carefully weighed both positive and negative evidence currently available. Judgment is required when considering the relative impact of such evidence. The

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

weight given to the potential effect of positive and negative evidence must be commensurate with the extent to which it can be objectively verified. A cumulative loss in recent years is a significant piece of negative evidence that is difficult to overcome. As a result of limited sources of state income that can be used to realize state net operating losses generated by the holding company, the Corporation has concluded that a full valuation allowance is required related to state net operating loss carry-forwards at March 31, 2026.

The Corporation accounts for uncertain tax positions if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. At March 31, 2026, the Corporation did not have any uncertain tax positions.

The Corporation recognizes interest and penalties on income taxes, if any, as a component of the provision for income taxes. There were no interest and penalties recognized during the three months ended March 31, 2026. With limited exception, tax years prior to 2022 are no longer subject to examination by tax authorities.

Comprehensive Income

Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of stockholders’ equity section of the Consolidated Balance Sheet, such items along with net income are components of comprehensive income.

Fair Value of Financial Instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 13. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the Consolidated Balance Sheet when they are funded.

Derivatives

At the inception of a derivative contract, the Bank designates the derivative as a fair value hedge, a cash flow hedge or an instrument with no hedging designation. This designation is based on the Bank’s intentions and belief as to likely effectiveness as a hedge. The Bank formally documents the relationship between derivatives and hedge items, as well as the risk-management objective and the strategy for undertaking hedge transactions at the inception of the hedging relationship. This documentation includes linking fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Bank also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivative instruments that are designated are highly effective in offsetting changes in fair values or cash flows of hedged items. The Bank uses interest rate swap agreements as part of its asset liability management strategy to manage its interest rate risk position. The notional amount of interest rate swaps was $30,000,000 at March 31, 2026 and designated

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

as portfolio layer hedges of certain fixed rate loans. The hedge was deemed to be effective during the period presented.

Employee Benefit Plan

The Bank has established a 401(k) plan (“the Plan”). Under the Plan, all employees are eligible to contribute the maximum allowed by the Internal Revenue Code of 1986, as amended. The Bank may make discretionary matching contributions. For the three months ended March 31, expense recorded in salaries and employee benefits attributable to the Plan amounted to $129,000.

Stock-Based Compensation

The Bank recognizes the cost of employee and organizer services received in stock-based payment transactions and measures the cost based on the grant-date fair value of the award. The cost will be recognized over the period during which the employee or organizer is required to provide service in exchange for the award.

Compensation cost for all stock awards is calculated and recognized over the employee’s service period, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. A Black-Scholes model is used to estimate the fair value of stock options, while the fair value of the Corporation’s common stock at the date of grant is used for restricted stock awards. Because of the insignificant amount of forfeitures the Corporation has experienced, forfeitures are recognized as they occur.

Earnings per Share

Basic earnings per share (“EPS”) represents net income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted EPS includes all potentially dilutive common shares outstanding during the period, Because the Company reported a net loss for the period, the effect of dilutive securities was anti-dilutive, and accordingly, was excluded from the calculation of dilutive earnings (loss) per share. Potential common shares that may be issued related to outstanding stock options are determined using the treasury stock method.

The following table sets forth the composition of basic and diluted earnings per share.

Period Ended March 31,	2026
(In thousands, except for share and per share data)

Net loss available to common stockholders	$(3,374)

Basic weighted average shares outstanding	2,011,466

Plus: effect of dilutive options	-

Diluted weighted average common shares	2,011,466

Earnings per share:
Basic	$(1.68)
Diluted	$(1.68)

Operating Segments

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

The Bank’s reportable segment, banking, is determined by the Chief Financial Officer, which is the designated chief operating decision maker, based upon information provided about the Bank’s products and services offered, primarily banking operations. The segment is also distinguished by the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business, which are aggregated because services and customers are similar. The chief operating decision maker evaluates financial performance of the Bank’s business components by evaluating revenue streams, significant expenses and budget to actual results in assessment of the segment and in the determination of allocating resources. The chief operating decision maker uses consolidated net income to evaluate Bank performance. The significant products, revenue and expense are reported on the consolidated balance sheet and statement of income.

2. Restrictions on Cash and Due from Banks

In return for services obtained through correspondent banks, the Bank is required to maintain interest-bearing cash balances in those correspondent banks. Compensating balances totaled $1,000,000 at March 31, 2026, included in cash and due from banks.

3. Securities

The amortized cost and fair value of securities as of March 31, 2026 is summarized as follows (in thousands):

March 31, 2026	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses		Fair Value

Available-for-sale:
Corporate bonds	$5,470	$-	$(188)		$5,282
Residential mortgage-backed securities – government sponsored enterprises (“GSE”)	45	-	-		45
U.S. government agency	3,146	-	(212)		2,934
State and Political Subdivisions	-	-	-		-

	$8,661	$-	$(400)	$	$ 8,261

March 31, 2026	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses		Fair Value

Held-to-Maturity:
Corporate bonds	$500	$-	$(15)		$485
Residential mortgage-backed securities – government sponsored enterprises (“GSE”)	2,672	-	(20)		2,652
U.S. government agency	1,537	-	(33)		1,504
State and Political Subdivisions	2,684	22	(3)		2,703

	$7,393	$22	$(71)	$	$ 7,344

The unrealized losses and related fair value of investment securities available for sale and held to maturity with unrealized losses less than 12 months and those with unrealized losses 12 months or longer as of March 31, 2026, for which an allowance for credit losses has not been recorded, are as follows (in thousands):

March 31, 2026	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

Available-for-sale:
Corporate Bonds	$-	$-	$4,782	$188	$4,782	$188
Residential mortgage-backed securities – government sponsored enterprises (“GSE”)	-	-	38	-	38	-
U.S. government agency	-	-	2,934	212	2,934	212
State and Political Subdivisions	-	-	-	-	-	-

Total	$-	$-	$7,754	$400	$7,754	$400

March 31, 2026	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

Held-to-maturity:
Corporate Bonds	$-	$-	$485	$15	$485	$15
Residential mortgage-backed securities – government sponsored enterprises (“GSE”)	-	-	2,652	20	2,652	20
U.S. government agency	-	-	1,504	33	1,504	33
State and Political Subdivisions	620	3	-	-	620	3

Total	$620	$3	$4,641	$68	$5,261	$71

All of the securities that were in an unrealized loss position at March 31, 2026, are bonds the Bank has determined are in a loss position due primarily to interest rate factors and not credit quality concerns. In management’s opinion, based on third party credit ratings and the amount of the impairment, credit risk for these securities is minimal. Management has the intent and ability to hold debt securities until recovery and does not believe it will have to sell the securities prior to recovery.

At March 31, 2026, the Bank had 20 securities in an unrealized loss position for 12 months or more and 1 security in an unrealized loss position less than 12 months, none of which exceeded 12.1% of the security’s carrying amount.

At March 31, 2026, there was no allowance for credit losses related to the available-for-sale portfolio. Accrued interest receivable on available-for-sale debt securities totaled $66,000 at March 31, 2026, and was excluded from the estimate of credit losses. At March 31, 2026, the Bank evaluated its held-to-maturity debt securities under the CECL standards and based on the credit reviews of the issuers of the corporate debt securities determined no allowance for credit losses was required.

The amortized cost and fair value of securities as of March 31, 2026, by contractual maturity, are shown below. Expected maturities of mortgage-backed securities may differ from contractual maturities because the securities may be called without any penalties (in thousands):

	Amortized Cost	Fair Value

Available-for-sale:
Less than a year	$4	$4
Due after one year through five years	2,350	2,327
Due after five years through ten years	6,262	5,885
Due after 10 years	-	-
Mortgage-backed investment securities	45	45

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

Total	$8,661	$8,261

	Amortized Cost	Fair Value

Held-to-maturity:
Less tan a year	$-	$-
Due after one year through five years	4,221	4,207
Due after five years through ten years	500	485
Due after 10 years	-	-
Mortgage-backed investment securities	2,672	2,652

Total	$7,393	$7,344

There were no securities pledged as collateral at March 31, 2026 to secure public deposits.

During the three months ended March 31, 2026 the Bank sold Available-For-Sale Securities with a Principal balance of $19,106,000 to sell securities that did not align with the acquirers investment objectives. The Bank incurred a loss of $719,000 which is recorded in the income statement as an offset to Non-Interest income.

4. Loans Receivable

The composition of loans receivable at March 31, 2026 is as follows (in thousands):

Agricultural	$2,012
Commercial	35,154
Consumer	4,868
Construction	27,263
Commercial Real Estate	242,853
Residential Real Estate	98,220

Total loans	410,370

Deferred fees, net	(936)
Allowance for credit losses	(3,434)

Net Loans	$406,000

The Bank elected to exclude accrued interest receivable from the amortized cost basis of loans disclosed throughout this footnote. As of March 31, 2026, accrued interest receivable for loans totaled $1,495,000 and is included in the accrued interest receivable line item on the Bank’s Consolidated Balance Sheet.

The following table presents the activity in the allowance for credit losses by loan portfolio segment for the three months ended March 31, 2026 under the CECL methodology (in thousands):

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

March 31, 2026	Beginning Balance	Loans Charged-off	Recoveries Collected	Provision	Total

Agricultural	$16	$-	$-	$-	$16
Commercial	370	-	-	(18)	352
Consumer	296	-	-	(16)	280
Construction	91	-	-	17	108
Commercial Real Estate	1,957	-	-	(15)	1,942
Residential Real Estate	720	-	-	16	736

Ending balance	$3,450	$-	$-	$(16)	$3,434

As discussed in Note 1, the Bank identifies loans in which the borrower cannot demonstrate the ability to make regularly scheduled payments, and the repayment of the loan is dependent upon the operation or sale of the collateral of the loan. These collateral dependent loans are evaluated individually for allowance for credit losses based on the fair value of the collateral.

The following table presents an analysis of collateral-dependent loans of the Bank by class of loans as of March 31, 2026 (in thousands):

March 31, 2026	Residential Property	Business Assets	Commercial Property	Total Collateral-Dependent Loans

Agricultural	$-	$-	$-	$-
Commercial	139	31	45	215
Consumer	-	-	-	-
Construction	-	-	-	-
Commercial Real Estate	-	-	29	29
Residential Real Estate	-	-	-	-

Total	$139	$31	$74	$244

The Bank monitors ongoing risk for loans with a commercial purpose using a nine-point internal grading system. The first five rating categories, representing the lowest risk to the Bank, are combined and given a Pass rating. The Special Mention category includes loans that have potential weaknesses that may, if not monitored or corrected, weaken the asset or inadequately protect the Bank’s position at some future date. These assets pose elevated risk, but their weakness does not justify a more severe or criticized rating.

Management generally follows regulatory definitions in assigning criticized ratings to loans, including substandard, doubtful, or loss. Substandard loans are classified as they have a well-defined weakness or weaknesses that jeopardize liquidation of the debt. These loans are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Substandard loans include loans that management has determined are not adequately protected by current cash flows or net worth of the borrower. A doubtful loan has the same weaknesses as a substandard loan, however, collection or liquidation of principal in full is questionable and improbable. For doubtful loans, loss is present but may not be determined until specific factors occur. Loss assets are considered uncollectible, as the underlying borrowers are often in bankruptcy, have suspended debt repayments, or ceased business operations. Once a loan is classified as Loss, there is little prospect of collecting the loan’s principal or interest and it is generally written off.

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

Loans with a consumer purpose, which also includes certain commercial loans, construction and land development loans, and residential loans, are not-rated and are monitored based on the length of time a loan is past due. Not-rated loans are categorized as either Performing or Non-performing. Non-performing loans would be those in non-accrual status, which generally occurs when a loan is maintained on a cash basis due to deterioration in the financial condition of the borrower, full payment of principal or interest is not expected, or principal or interest has been in default for a period of 90 days or more.

The Bank’s Board of Directors reviews on a quarterly basis the ratings of all criticized loans. In addition, an independent third-party performs an annual loan review. The review focuses on a sample of business and consumer purpose loans, and all previously criticized loans over a certain dollar threshold.

The following table presents the Bank’s loan portfolio based on its internal risk rating system by origination year as of March 31, 2026 (in thousands):

	2026	2025	2024	2023	2022	Prior	Revolving	Total

Agriculture
Pass	$-	$-	$-	$113	$46	$1,721	$132	$2,012
Special mention	-	-	-	-	-		-	-
Substandard	-	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-	-
Not-rated	-	-	-	-	-	-	-	-
Total	-	-	-	113	46	1,721	132	2,012
Gross charge-offs, YTD	$-	$-	$-	$-	$-	$-	$-	$-

Non-rated loans:
Performing	-	-	-	-	-	-	-	-
Non-performing	-	-	-	-	-	-	-	-
Total non-rated	$-	$-	$-	$-	$-	$-	$-	$-

Commercial
Pass	$272	$6,770	$2,462	$3,150	$3,244	$3,445	$10,745	$30,088
Special mention	-	-	-	-	1,244	-	71	1,315
Substandard	-	37	-	441	-	942	2,331	3,751
Doubtful	-	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-	-
Not-rated	-	-	-	-	-	-	-	-
Total	272	6,807	2,462	3,591	4,488	4,387	13,147	35,154
Gross charge-offs, YTD	$-	$-	$-	$-	$-	$-	$-	$-

Non-rated loans:
Performing	-	-	-	-	-	-	-	-
Non-performing	-	-	-	-	-	-	-	-
Total non-rated	$-	$-	$-	$-	$-	$-	$-	$-

Consumer
Pass	$22	$2,267	$-	$-	$106	$-	$67	$2,462
Special mention	-	-	-	-	-	-	-	-
Substandard	-	128	-	-	-	-	-	128
Doubtful	-	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-	-
Not-rated	21	93	34	67	6	875	1,182	2,278
Total	43	2,488	34	67	112	875	1,249	4,868
Gross charge-offs, YTD	$-	$-	$-	$-	$-	$-	$-	$-

Non-rated loans:
Performing	21	93	34	67	6	875	1,182	2,278
Non-performing	-	-	-	-	-	-	-	-
Total non-rated	$21	$93	$34	$67	$6	$875	$1,182	$2,278

Construction
Pass	$2,395	$16,101	$6,806	$511	$445	$992	$13	$27,263
Special mention	-	-	-	-	-		-	-
Substandard	-	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-	-
Not-rated	-	-	-	-	-	-	-	-
Total	2,395	16,101	6,806	511	445	992	13	27,263

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

Gross charge-offs, YTD	$-	$-	$-	$-	$-	$-	$-	$-

Non-rated loans:
Performing	-	-	-	-	-	-	-	-
Non-performing	-	-	-	-	-	-	-	-
Total non-rated	$-	$-	$-	$-	$-	$-	$-	$-

Commercial Real Estate
Pass	$7,368	$31,498	$29,270	$35,580	$44,609	$86,848	$2,862	$238,035
Special mention	-	-	-	-	-	-	-	-
Substandard	-	-	3,359	-	-	1,459	-	4,818
Doubtful	-	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-	-
Not-rated	-	-	-	-	-	-	-	-
Total	7,368	31,498	32,629	35,580	44,609	88,307	2,862	242,853
Gross charge-offs, YTD	$-	$-	$-	$-	$-	$-	$-	$-

Non-rated loans:
Performing	-	-	-	-	-	-	-	-
Non-performing	-	-	-	-	-	-	-	-
Total non-rated	$-	$-	$-	$-	$-	$-	$-	$-

Residential Real Estate
Pass	$5,744	$7,401	$14,591	$11,712	$14,606	$15,699	$2,027	$71,780
Special mention	-	-	-	-	-	-	-	-
Substandard	-	-	116	1,497	-	653	131	2,397
Doubtful	-	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-	-
Not-rated	-	-	-	-	-	605	23,438	24,043
Total	5,744	7,401	14,707	13,209	14,606	16,957	25,596	98,220
Gross charge-offs, YTD	$-	$-	$-	$-	$-	$-	$-	$-

Non-rated loans:
Performing	-	-	-	-	-	605	23,438	24,043
Non-performing	-	-	-	-	-	-	-	-
Total non-rated	$-	$-	$-	$-	$-	$605	$23,438	$24,043

Management monitors the performance and credit quality of the loan portfolio by analyzing the length of time a recorded payment is past due, by aggregating loans based on their delinquencies. The following presents an aging of the payment status of the Bank’s loans as of March 31, 2026 (in thousands):

March 31, 2026	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing

Agricultural	$-	$-	$-	$-	$2,012	$2,012	$-
Commercial	-	-	45	45	35,109	35,154	-
Consumer	-	-	-	-	4,868	4,868	-
Construction	-	-	-	-	27,263	27,263	-
Commercial Real Estate	-	-	29	29	242,824	242,853	-
Residential Real Estate	685	-	-	685	97,535	98,220	-

	$685	$-	$74	$759	$409,611	$410,370	$-

No Loans were pledged at March 31, 2026 to secure FHLB advances.

The following table is a summary of the Bank’s nonaccrual loans by major categories for the three months ended March 31, 2026 (in thousands):

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

CECL
March 31, 2026
		Non-accrual Loans with No Allowance	Non-accrual Loans with an Allowance		Total Non-accrual Loans

Agricultural		$ -	$-		$-
Commercial		45	-		45
Consumer		-	-		-
Construction		-	-		-
Commercial Real Estate		29	-		29
Residential Real Estate		-	-		-

Total	$	$ 74	$-	$	$ 74

No Interest income was recognized on loans on non-accrual status during the three months ended March 31, 2026. Additional interest income that would have been recognized on non-accrual loans, had the loans been performing in accordance with the original terms of their contracts totaled $2,000 for the three months ended March 31, 2026.

As of March 31, 2026, the Bank had no consumer residential mortgages for which it had initiated formal foreclosure proceedings.

The Bank closely monitors the performance of all loans that are modified to borrowers experiencing financial difficulty to better understand the effectiveness of its modification efforts. These modifications may or may not extend the term of the loan, provide for an adjustment to the interest rate, lower the payment amount, or otherwise delay payments during a defined period for the purpose of providing borrowers with additional time to return to compliance with the original loan terms.

There were no loans experiencing financial difficulty that were modified during the three months ended March 31, 2026.

The following table summarizes the activity in the allowance for credit losses for unfunded loan commitments for the three months ended March 31, 2026 (in thousands):

Total Allowance for Credit Losses – Unfunded Loan Commitments

Beginning balance at December 31, 2025	$70
Charge-offs	-
Recoveries	-
Provision for credit losses	(5)

Ending balance at March 31, 2026	$65

Loan Sales

The Bank originates and sells loans secured by the SBA. The Bank retains the unguaranteed portion of the loan and the servicing on the loans sold and receives a fee based upon the principal balance outstanding. During the three months ended March 31, 2026, the Bank did not sell any SBA loans and had no gains on SBA loan sales during the three months ended March 31, 2026. There were no SBA loans held for sale at March 31, 2026.

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

Loans serviced for others are not included in the accompanying Consolidated Balance Sheet. The risks inherent in the servicing assets included in the other assets on the balance sheet relate primarily to changes in prepayments that result from shifts in interest rates. The unpaid principal balances of loans serviced for others was $4,262,000 at March 31, 2026.

5. Bank Premises and Equipment

The components of premises and equipment at March 31, 2026 are as follows (in thousands):

	Estimated Useful Lives

Land		$1,200
Leasehold improvements	10 - 20 years	1,520
Building	40 years	1,687
Computer equipment and software	3 - 5 years	187
Automobiles	3 years	29
Bank unique equipment	5 years	141
Furniture, fixtures and equipment	3 - 10 years	145

		4,909
Accumulated depreciation		(1,713)

		$3,196

Depreciation and amortization expense charged to operations amounted to $58,000 for the three months ended March 31, 2026 and is included within occupancy and equipment on the Statement of Income.

6. Deposits

The components of deposits at March 31, 2026 are as follows (in thousands):

Demand, non-interest bearing	$$$$	$ 71,161
Demand interest bearing		65,837
Money market accounts		123,504
Savings accounts		64,930
Time, $250 and over		27,451
Time, other		56,338

	$	$ 409,221

At March 31, 2026, the scheduled maturities of time deposits are as follows (in thousands):

2026	$	$ 74,282
2027		9,376
2028		18
2029		18
2030		62
Thereafter		33

	$	$ 83,789

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

The Bank had brokered deposits of $0 included in time deposits at March 31, 2026.

At March 31, 2026, the Bank reclassified overdrafts from deposits of approximately $19,000.

7. Borrowings

The Bank has an agreement with the Federal Home Loan Bank of Pittsburgh (“FHLB”) which allows letters of credit which are secured by the FHLB capital stock owned by the Bank having a par value of $781,000 at March 31, 2026. The bank had letters of credit outstanding at March 31, 2026.

Subordinated Debt

On March 14, 2019, the Corporation closed a pooled private offering of $3 million of subordinated debt, net of offering costs of $25,000. Offering costs are amortized using the effective interest method and included within interest expense on the Consolidated Statement of Income. Unamortized offering costs were $7,000 at March 31, 2026. The Bank may redeem the subordinated debentures, in whole or in part, in a principal amount with integral multiples of $100,000, on or after March 14, 2024, at 100% of the principal amount, plus accrued and unpaid interest. The subordinated debentures mature on March 14, 2029. The subordinated debentures are also redeemable in whole or in part from time to time, upon the occurrence of specific events defined within the Subordinated Loan Agreement.

The subordinated debt may be included in Tier 2 capital (with certain limitations applicable) under current regulatory guidelines and interpretations. The subordinated debentures had a fixed rate of interest of 6.5% through March 14, 2024, at which time the interest rate will float quarterly at the 3-month Secured Overnight Financing rate (“SOFR”) plus 390 basis points until the debt is paid off or matures. The debt is subordinated to the claims of general creditors, is unsecured, and is ineligible as collateral for a loan by the Bank.

On June 23, 2020, the Corporation closed a pooled private offering of $10 million of subordinated debt, net of offering costs of $241,000. Unamortized offering costs were $102,000 at March 31, 2026. Offering costs are amortized using the effective interest method and included within interest expense on the Consolidated Statement of Income. The Bank may redeem the subordinated debentures, in whole or in part, in a principal amount with integral multiples of $100,000, on or after June 30, 2025, at 100% of the principal amount, plus accrued and unpaid interest. The subordinated debentures mature on June 30, 2030. The subordinated debentures are also redeemable in whole or in part from time to time, upon the occurrence of specific events defined within the Subordinated Loan Agreement.

The subordinated debt may be included in Tier 2 capital (with certain limitations applicable) under current regulatory guidelines and interpretations. The subordinated debentures had a fixed rate of interest of 6.25% through June 30, 2025, at which time the interest rate will bear interest at a rate equal to the 3-month Secured Overnight Financing rate (“SOFR”) plus 613 basis points until the debt is paid off or matures. The debt is subordinated to the claims of general creditors, is unsecured, and is ineligible as collateral for a loan by the Bank.

On December 5, 2024, the Corporation closed a pooled private offering of $4.65 million of subordinated debt and offering costs of $202,000. Unamortized offering costs were $148,000 at March 31, 2026. Offering costs are amortized using the effective interest method and included within interest expense on the Consolidated Statement of Income. The Bank may redeem the subordinated debentures, in whole or in part, on or after December 31, 2027, at 100% of the principal amount, plus accrued and unpaid interest. The subordinated debentures mature on December 31, 2029. The subordinated debentures are also redeemable in whole or in part from time to time, upon the occurrence of specific events defined within the Subordinated Loan Agreement.

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

The subordinated debt may be included in Tier 2 capital (with certain limitations applicable) under current regulatory guidelines and interpretations. The subordinated debentures had a fixed rate of interest of 8.5% through December 31, 2026, at which time the interest rate will bear interest at a rate equal to the 3-month Term Secured Overnight Financing rate (“SOFR”) plus 442 basis points until the debt is paid off or matures. The debt is subordinated to the claims of general creditors, is unsecured, and is ineligible as collateral for a loan by the Bank.

Subordinated debt of $3 million is scheduled to mature in 2029, $4.65 million is scheduled to mature in 2029, and $10 million is scheduled to mature in 2030.

8. Federal Income Taxes

Pretax income from continuing operations is as follows:
2026
(dollars in thousands)
Domestic	$ (4,273)
Foreign	-
Total	$ (4,273)

The components of income tax expense for the three months ended March 31, 2026 are as follows:
2026
(dollars in thousands)
Current tax provision (benefit):
Federal	$ 110
State	-
Foreign	-
Total current tax provision (benefit)	$ 110
Deferred tax provision (benefit):
Federal	$ (1,009)
State	-
Foreign	-
Total deferred tax provision (benefit)	$ (1,009)
Total tax provision (benefit)	$ (899)

A reconciliation of the statutory federal income tax at a rate of 21% to federal income tax expense included in the statement of income for the three months ended March 31, 2026 is as follows (in thousands):

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

	2026
		% of
		Pretax
	Amount	Income
	(dollars in thousands)
Federal statutory income tax	$ (897)	21.00%
Effect of:
Nontaxable or nondeductible items:
Bank owned life insurance income	(10)	0.23%
Non-deductible meals and entertainment	3	(0.06)%
Non-deductible acquisition costs	85	(2.00)%
Other	(1)	0.01%
Share-base compensation (a)	(79)	1.85%
Total tax provision (benefit)	$ (899)	21.03%
(a) Stock based compensation includes any excess benefits or short-falls from vesting and exercises.

The components of the net deferred tax asset at March 31, 2026 are as follows (in thousands):

	(dollars in thousands)
Deferred tax assets:
Allowance for credit losses	$ 688
Net operating losses	1,317
Other	14
Unrealized loss on available-for-sale securities	84
Total deferred tax assets	$ 2,103
Valuation Allowance	(389)
Total deferred tax assets	$ 1,714
Deferred tax liabilities:
Depreciation	$ (178)
Deferred loan costs	(1)
Servicing asset	(9)
Other	(4)
Total deferred tax liabilities	$ (192)

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

Net deferred tax asset	$ 1,522

The realization of deferred tax assets is largely dependent upon future taxable income, future reversals of existing taxable temporary differences and the ability to carryback losses to available tax years. In assessing the need for a valuation allowance, we consider positive and negative evidence, including taxable income carry-back years, scheduled reversals of deferred tax liabilities, expected future taxable income and tax planning strategies. It was determined that a full valuation allowance was needed for state net operating loss carryforwards at March 31, 2026.

Income taxes paid, net of refunds were as follows:

2026
(dollars in thousands)
Federal	$ 200
State and local	-
Foreign	-
Total	$ 200

9. Transactions with Executive Officers, Directors and Principal Stockholders

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its executive officers, directors, principal stockholders, their immediate families and affiliated companies (commonly referred to as related parties). There were loans receivable from related parties totaling $3,212,000 at March 31, 2026. Balance of net advances for the three months in 2026 for related parties totaled $0 and payments received were $72,000 for the three months ended March 31, 2026. Deposits of related parties totaled $4,083,000 as of March 31, 2026.

10. Stock-Based Compensation

In 2013, the Board of Directors adopted the 2013 Equity Incentive Plan (“2013 Plan”). Under the 2013 Plan 228,000 shares were available to be issued in the form of performance awards that can be settled in stock or cash, restricted stock and restricted stock units, incentive stock options, non-qualified stock options, and stock appreciation rights. The awards under the plan vest over a period up to 7 years.

In 2021 the Victory Bancorp Board of Directors adopted, and the stockholders approved the 2021 Omnibus Incentive Plan (“2021 Plan”). The purpose of the plan was to help the Company attract, retain and motivate directors,

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

officers and employees. The 2021 Plan replaced the Company’s 2013 Equity Incentive Plan. The 2021 Plan provides that the aggregate number of shares of the company’s common stock available for delivery pursuant to award granted under the 2021 Plan was 200,000, plus 39,000 shares available for grant under the 2013 Plan.

In 2024, the Victory Bancorp Board of Directors adopted, and the stockholders approved an amendment to the 2021 Omnibus Incentive Plan (“2021 Plan”) that would increase the shares reserved for issuance by 80,000 shares. All other terms and conditions of the 2021 Plan remained unchanged.

The following table summarizes stock option activity for the three months ended March 31, 2026:

	Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term

Outstanding, January 1, 2026	147,000	$7.30	3
Granted	-	-	-
Exercised	145,857	7.28	3
Forfeited	-	-	-

Outstanding, March 31,2026	1,143	9.00	2

Exercisable, March 31, 2026	-	$-	-

At March 31, 2026, the intrinsic value of the 1,143 options outstanding was $15,000.

Information regarding stock-based compensation for the three months ended March 31, 2026, is set forth below:

2026

Stock-based compensation expense recognized	$126,000
Number of unvested stock options	1,143

Amount remaining to be recognized as expense	$-

The stock-based compensation recognized in earnings in the three months ended March 31, 2026 was $126,000.

Victory Bank entered into a Supplemental Executive Retirement Plan (SERP) with the CEO that provides annual retirement benefits starting upon the earlier of a Separation of Service or January 1, 2028. The SERP requires the Bank to provide an Annual Contribution and Interest Credit on each December 31. The Bank accrued $214,000 during the three months ended March 31, 2026 and paid out proceeds of the SERP to the CEO in the amount of $746,000 at March 31, 2026. The related expense is recorded in Salaries and employee benefits.

11. Commitments and Contingencies

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheet.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

The following off-balance sheet financial instruments whose contract amounts represent credit risk at March 31, 2026 (in thousands):

2026

Unfunded commitments under lines of credit	$84,043
Unfunded commitments under letters of credit	3,990

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

Outstanding letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The majority of these standby letters of credit expire within the next twelve months. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank requires collateral supporting these letters of credit as deemed necessary. Management believes that the proceeds through a liquidation of such collateral would be sufficient to cover the maximum potential amount of future payments required under the corresponding guarantees. The amount of the liability as of March 31, 2026 for guarantees under standby letters of credit is not material.

The Corporation, in the normal course of business, may be subject to various pending and threatened lawsuits in which claims for monetary damages are asserted. The Corporation is not involved in any legal proceedings which, in management’s opinion, could have a material effect on the consolidated financial position of the Corporation.

The Bank maintains an allowance for credit loss for unfunded loan commitments which is included in the balance of other liabilities in the Consolidated Balance Sheet. The allowance for credit loss for unfunded loan commitments is determined as part of the monthly allowance for credit loss analysis. See Note 1 and Note 4 for further detail.

12. Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet the minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts, and classification are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.

The U.S. Basel III Capital Rules requires the Bank to:

•
Meet a minimum Common Equity Tier 1 capital ratio of 4.50% of risk-weighted assets and a Tier 1 capital ratio of 6.00% of risk-weighted assets;

•
Meet a minimum total capital ratio of 8.00% of risk-weighted assets and a minimum Tier 1 leverage capital ratio of 4.00% of average assets;

•
Maintain a capital conservation buffer of 2.50% above the minimum risk-based capital requirement to avoid restrictions on capital distributions and certain discretionary bonus payments; and

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

•
Comply with a revised definition of capital to improve the ability of regulatory capital instruments to absorb losses. Certain non-qualifying capital instruments, including cumulative preferred stock and trust preferred securities, are excluded as a component of Tier 1 capital for institutions of the Corporation’s size.

The U.S. Basel III Capital Rules use a standardized approach for risk weightings that expands the risk-weightings for assets and off-balance sheet exposures from the previous 0%, 20%, 50% and 100% categories to a much larger and more risk-sensitive number of categories, depending on the nature of the assets and off-balance sheet exposures and resulting in higher risk weights for a variety of asset categories.

As of March 31, 2026, the Bank met the applicable minimum requirements of the U.S. Basel III Capital Rules, and each of the Bank’s capital ratios exceeded the amounts required to be considered “well capitalized” as defined in the regulations. As of March 31, 2026, the Bank’s capital levels met the fully-phased in minimum capital requirements, including the capital conservation buffers.

A comparison of the Bank’s actual capital amounts to the regulatory requirements as of March 31, 2026 are presented below (in thousands):

March 31, 2026	Actual		For Capital Adequacy Purposes		Minimum Capital Adequacy with Capital Buffer		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total capital (to risk weighted assets)	49,377	11.85%	≥33,326	≥8.00%	≥43,740	≥10.50%	≥41,657	≥10.00%

Tier 1 capital (to risk weighted assets)	45,878	11.01%	≥24,994	≥6.00%	≥35,409	≥8.50%	≥33,326	≥8.00%

Common equity Tier 1 capital (to risk-weighted assets)	45,878	11.01%	≥18,746	≥4.50%	≥29,160	≥7.00%	≥27,077	≥6.50%

Tier 1 capital (to average assets)	45,878	9.88%	≥18,583	≥4.00%	≥18,583	≥4.00%	≥23,229	≥5.00%

The Bank is subject to certain restrictions on the amount of dividends that it may declare due to regulatory considerations. The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings.

13. Fair Value Measurements

Management uses its best judgment in estimating the fair value of the Bank’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

Determination of Fair Value

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Accounting guidance defines the fair value of a financial instrument as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instruments.

The definition of fair value focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions. A three-level hierarchy exists for fair value measurements based upon the inputs to the valuation of an asset or liability. The classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

Fair Value Hierarchy

The Bank groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 - Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used are as follows (in thousands):

March 31, 2026	Total	(Level 1)	(Level 2)	(Level 3)

Available-for-sale:
Corporate Bonds	$ 5,282	$ -	$ 5,282	$ -
Residential mortgage- backed securities - GSE	45	-	45	-
U.S. government agency	2,934	-	2,934	-
State and Political Subdivisions	-	-	-	-
Total	$ 8,261	$ -	$ 8,261	$ -

The Bank’s available-for-sale investment securities, which include debt securities and mortgage-backed securities, are reported at fair value. These securities are valued by an independent third party. The valuations are based on market data. They utilize evaluated pricing models that vary by asset and incorporate available trade, bid and

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

other market information. For securities that do not trade on a daily basis, their evaluated pricing applications apply available information such as benchmarking and matrix pricing. The market inputs normally sought in the evaluation of securities include benchmark yields, reported trades, broker/dealer quotes (only obtained from market makers or broker/dealers recognized as market participants), issuer spreads, two-sided markets, benchmark securities, bid, offers and reference data. For certain securities additional inputs may be used or some market inputs may not be applicable. Inputs are prioritized differently on any given day based on market conditions.

There were no transfers between Levels 1, 2, and 3 during the three months ended March 31, 2026.

There were no financial assets measured at fair value on a nonrecurring basis at March 31, 2026.

The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank’s disclosures and those of other companies may not be meaningful.

The fair values, and related carrying amounts, of the Bank’s financial instruments were as follows at March 31, 2026 (in thousands):

		2026
	Level in Fair Value Hierarchy	Carrying Amount	Fair Value

Assets
Cash and cash equivalents	Level 1	$20,553	$20,553
Securities available-for-sale	Level 2	8,261	8,261
Securities held-to-maturity	Level 2	7,393	7,344
Restricted investments in bank stocks	N/A	1,452	N/A

Loans receivable, net	Level 3	406,000	401,630
Accrued interest receivable	Level 2 & 3	1,591	1,591

Liabilities
Deposits	Level 2	409,221	409,165
Debt	Level 2	-	-
Subordinated debt	Level 2	17,392	17,416
Accrued interest payable	Level 2	348	348

14. Revenue Recognition

All of the Bank’s revenues that are in the scope of the “Revenue from Contracts with Customers’ accounting standard (ASC 606) are recognized within noninterest income. ASC 606 does not apply to revenue associated with financial instruments, including revenue from loans and securities. In addition, certain noninterest income streams such as gains or losses on sale of loans and securities are not in scope of the guidance. ASC 606 applicable noninterest revenue streams such as deposit related fees and interchange fees are recognized when the Bank’s performance obligations have been satisfied, either on an individual transaction basis or ratably over a period of time. Substantially all of the Bank’s revenue is generated from contracts with customers. Noninterest revenue streams in-scope of ASC 606 are discussed below.

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

Service Charges and Activity Fees on Deposits

Service charges on deposit accounts consist of monthly ATM Income, Wire Transfer Fees, Non-Sufficient Funds Charges, and other Deposit related fees. The Bank’s performance obligation for monthly service fees is generally satisfied, and the related revenue recognized, over the period in which the service is provided. Revenue is primarily transactional and recognized when earned, which is at the time the respective initiating transaction occurs, and the related service charge is subsequently processed. Check orders and other deposit account related fees are largely transactional based, and therefore, the Bank’s performance obligation is satisfied, and related revenue recognized when the service is provided. Payment for service charges on deposit accounts is primarily received immediately or in the following month through a direct charge to customers’ accounts. The Bank’s performance obligation for wire transfers and returned deposit fees are largely satisfied, and related revenue recognized when the services are rendered. Payment is typically received immediately or in the following month.

Other

Other fees are primarily comprised of Remote/Mobile Deposit Fees and other service charges. Other noninterest income consists primarily of other non-recurring revenue which is not recorded in the categories listed above. This revenue is miscellaneous in nature and is recognized as income upon receipt.

The following presents noninterest income, segregated by revenue streams in-scope and out-of-scope of Topic 606, for the three months ended March 31, 2026.

2026

Non-Interest Income
In-scope of Topic 606
Service Charges and Activity Fees	$162
Other	17

Non-Interest Income (in-scope of Topic 606)	179

Non-Interest Income (out-of-scope of Topic 606)	(649)
Total Non-Interest (Loss) Income	$(470)

Contract Balances

A contract asset balance occurs when an entity performs a service for a customer before the customer pays consideration (resulting in a contract receivable) or before payment is due (resulting in a contract asset). A contract liability balance is an entity’s obligation to transfer a service to a customer for which the entity has already received payment (or payment is due) from the customer. The Bank’s non-interest revenue streams are largely based on transactional activity. Consideration is often received immediately or shortly after the Bank satisfies its performance obligation and revenue is recognized. The Bank does not typically enter into long-term revenue contracts with customers and therefore does not experience significant contract balances. As of March 31, 2026, the Bank did not have any contract balances.

Contract Acquisition Costs

The Bank expenses contract acquisition costs immediately because the contract life is one year or less.

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

15. Parent Company Only – Condensed Financial Information

Condensed financial information of The Victory Bancorp, Inc. follows:

CONDENSED BALANCE SHEET

March 31, 2026
ASSETS
Cash and cash equivalents	$31
Prepaid expenses	2,177
Investment in banking subsidiaries	45,664
Total Assets	$47,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payable to subsidiaries	$29
Accrued expenses and other liabilities	285
Subordinated Debt	17,392
Stockholders’ equity	30,166
Total liabilities and stockholders’ equity	$47,872

CONDENSED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

Three months ended March 31, 2026
Dividend from subsidiary	$100
Interest expense	(407)
Legal and professional expense	(868)
Other expense	(34)
Loss before income tax effect	(1,209)
Income tax expense (benefit)	(252)
Equity in undistributed subsidiary income	(2,417)
Net Loss	$(3,374)

Comprehensive Loss	$(2,941)

CONDENSED STATEMENT OF CASH FLOWS

Three months ended March 31, 2026
Cash flows from operating activities:
Net loss	$(3,374)
Adjustments to reconcile net loss to net cash provided:
Equity in undistributed subsidiary income	2,417
Change in prepaid expenses	(214)
Amortization of debt issuance costs	16
Stock-based compensation expense	126
Change in accrued expenses and other liabilities	254
Net cash from operating activities	(775)

Cash flows from investing activities:
Investments in subsidiaries	-
Net cash from investing activities	-

Cash flows from financing activities:
Exercise of stock options	872
Dividends paid	(133)
Net cash from financing activities	739

Net change in cash and cash equivalents	(36)
Beginning cash and cash equivalents	67
Ending cash and cash equivalents	$31

See accompanying notes to consolidated financial statements.

The Victory Bancorp, Inc.

Notes to Consolidated Financial Statements

16. Subsequent Events

On September 23, 2025, The Victory Bancorp, announced a Merger with QNB Corp. which closed on April 1, 2026.

See accompanying notes to consolidated financial statements.